UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40202 (Commission File Number)	88-0490034 (I.R.S. Employer Identification No.)

15 Ave. Munoz Rivera Ste 2200 San Juan, PR (Address of principal executive offices)	00901 (Zip Code)

Registrant’s telephone number, including area code: (833) 373-3228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 20, 2024, Red Cat Holdings, Inc. (the “Company”) appointed dbbmckennon (“dbbmckennon”) as the Company’s independent registered public accounting firm for the Company for the fiscal years ended April 30, 2024 and 2023. The Company’s appointment of dbbmckennon was approved by the Audit Committee of the Board of Directors of the Company following an assessment and review of several accounting firms undertaken prior to the appointment.

During the Company’s two most recent fiscal years ended April 30, 2024 and 2023, and the subsequent interim periods through the date of this report, neither the Company nor anyone acting on its behalf has consulted with dbbmckennon regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company by dbbmckennon, or oral advice was provided that dbbmckennon concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item. 9.01. Financial Statements and Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: May 22, 2024	By:	/s/ Jeffrey Thompson
Name: Jeffrey Thompson
Title: Chief Executive Officer